Exhibit 99.1

TEMPUR-PEDIC INTERNATIONAL INC. PROVIDES PRELIMINARY THIRD QUARTER EARNINGS INFORMATION

Tempur-Pedic Schedules Third Quarter 2004 Earnings Release and Conference Call.

LEXINGTON, KY., Friday, October 8, 7:30 a.m./PRNewswire/ — Following a number of inquiries concerning recent statements made by another participant in the bedding industry, Tempur-Pedic International Inc. (NYSE: TPX - News) announced certain preliminary third quarter 2004 financial information. For the quarter, the Company expects net sales of approximately $181 million, pro forma diluted net income per share of between $0.21 and $0.23 and GAAP diluted net income per share of between $0.20 and $0.22. The Company notes that this is preliminary information, and that its expectations are based on currently available information at the time of this release and is subject to change in conditions, many of which are outside the Company’s control. For supplemental information about the adjustments included in the pro forma net income per share information, please refer to the Company’s July 29, 2004 earnings release for the second quarter.

Conference Call

Tempur-Pedic International will release its earnings after the market closes on October 21, 2004. In connection with this earnings release the Company also expects that it will provide updated guidance for the remainder of 2004. Following the distribution of the earnings release, management of Tempur-Pedic International Inc. will host a live conference call, featuring President and Chief Executive Officer Robert Trussell and Chief Financial Officer Dale Williams, to discuss third quarter results on Thursday, October 21 at 5 p.m. Eastern Time (2 p.m. Pacific Time). The dial-in number for the conference call is 877-278-2335 or 706-634-0167. The call is also being webcast, and can be accessed at www.tempurpedic.com.

For those who cannot listen to the live broadcast, a replay of the call will be available from October 21, 2004 at 8:00 p.m. Eastern Time through October 28, 2004, and can be accessed by dialing 706-645-9291, conference ID #1386982.

The replay will be available on the Tempur-Pedic International investor relations website at http://www.tempurpedic.com/ir.

Forward-Looking Statements

This release contains “forward-looking statements,” which include information concerning the Company’s plans, objectives, goals, strategies, future revenues and performance, capital expenditures, financing needs and other information that is not historical information. When used in this release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management’s expectations regarding its net sales and pro forma and GAAP net income for the third quarter of 2004, are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this release. Numerous factors, many of which are beyond the Company’s control, could cause actual results to differ materially from those expressed as forward-looking statements. Certain of these risk factors are discussed in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K under the headings “Special Note Regarding Forward Looking Statements” and “Business-Risk Factors” filed with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. The Company also undertakes no obligation regarding the pre-release in the future of any information regarding its financial performance.

About the Company

Tempur-Pedic International Inc. (NYSE: TPX - News) manufactures and distributes Swedish Sleep System® mattresses and neck pillows made from the revolutionary Tempur® pressure-relieving material, a visco-elastic material that conforms to the body to provide support and help alleviate pressure points. Products are currently sold in 60 countries under the Tempur® and Tempur-Pedic® brand names. World headquarters for Tempur-Pedic International are in Lexington, KY. For more information, visit http://www.tempurpedic.com or call 800-878-8889.

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